Exhibit 26(h)(4)(b): Amendment No. 1, dated as of April 24, 2009, and effective as of May 1, 2009, to the Participation Agreement dated April 25, 2008, by and between BlackRock Variable Series Funds, Inc., BlackRock Investments, LLC., ING USA Annuity and Life Insurance Company and ReliaStar Life Insurance Company of New York.

AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT

This AMENDMENT NO. 1, dated as of April 24, 2009, and effective as of May 1, 2009, to the Participation Agreement dated as of April 25, 2008, (the “Agreement”) is made by and between

BLACKROCK VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the “Fund” and each a “Fund”), BLACKROCK INVESTMENTS, LLC, (“BIL”) (formerly known as BlackRock Investments, Inc. until April 1, 2009) a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter (the “Underwriter”) to BlackRock Distributors, Inc. (“BDI”), and

ING USA ANNUITY AND LIFE INSURANCE COMPANY (“ING USA”) and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (“RELIASTAR”), each a life insurance company organized under the laws of the State of Iowa and New York, respectively (collectively, the “Company”) on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”). The Fund, the Underwriter and the Company shall be collectively known as the “Parties.”

WITNESSETH:

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

WHEREAS, as of October 1, 2008, the parties hereby consent to the assignment by BDI of all of its rights, obligations, interests and liabilities under the Agreement to BlackRock Investments, Inc. (“BII”) and to the substitution in all respects of BII for BDI as a party to the Agreement. In consideration of the assignment and acceptance by BII of all of BDI’s rights, duties and obligations arising under the Agreement as of, or that existed prior to October 1, 2008, the Company hereby expressly and absolutely releases BDI from all of its duties and obligations arising under the Agreement as of October 1, 2008.

NOW, THEREFORE, the Parties agree as follows:

1.	Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
2.	As of October 1, 2008, the parties to the Agreement shall be amended to replace all references to BDI with references to BLACKROCK INVESTMENTS, INC. (“BII”), until April 1, 2009, and thereafter all references to BDI or BII will be replaced by references to BIL.
3.	As of May 1, 2009, the Parties to the Agreement shall be amended to include RELIASTAR LIFE INSURANCE COMPANY (“RELIASTAR LIFE”) and SECURITY LIFE OF
DENVER INSURANCE COMPANY (“SECURITY LIFE”), each a life insurance company organized under the laws of the State of Minnesota and Colorado, respectively (collectively, the “Company”) on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”).

4. Section 1.9 of the Agreement is deleted in its entirety and replaced with the following:

The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Accounts listed in Schedule A, as amended from time to time.

5. Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

Each of ING USA, ReliaStar, ReliaStar Life and Security Life represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa, New York, Minnesota and Colorado, respectively, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

6. The Notice contacts under Article 7 of the Agreement is amended as follows:

If to the Company:
ING Americas
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Legal Department
Copy to Attention: Funds Management

With a copy to:
ING Americas
U.S. Legal Services
One Orange Way, C1S
Windsor, CT 06095-4774
Attn: Legal Department

If to the Underwriter:
BlackRock Investments, LLC
40 East 52nd Street
New York, NY 10022
Attn: Frank Porcelli

With a copy to:
BlackRock Investments, LLC
Steven Hurwitz, Chief Compliance Officer
40 East 52nd Street
New York, NY 10022

7.	Schedule A of the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.
8.	Schedule B of the Agreement is hereby replaced in its entirety with the Schedule B attached hereto.
9.	In the event of any conflict between the terms and conditions of this Amendment No. 1 and the terms and conditions of the Agreement, the terms and conditions of Amendment No. 1 shall prevail but only to the extent required to resolve such conflict.
10.	Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first set forth above.

ING USA ANNUITY AND LIFE		RELIASTAR LIFE INSURANCE COMPANY OF
INSURANCE COMPANY		NEW YORK
By:	/s/ Mary Bea Wilkinson	By:	/s/ Mary Bea Wilkinson

Name:	Mary Bea Wilkinson	Name:	Mary Bea Wilkinson
	(Please print)		(Please print)
Title:	Vice President	Title:	Vice President
	(Please print)		(Please print)
Date:	April 24, 2009	Date:	April 24, 2009
	(Please print)		(Please print)

RELIASTAR LIFE INSURANCE		SECURITY LIFE OF DENVER INSURANCE
COMPANY		COMPANY
By:	/s/ Mary Bea Wilkinson	By:	/s/ Mary Bea Wilkinson

Name:	Mary Bea Wilkinson	Name:	Mary Bea Wilkinson
	(Please print)		(Please print)
Title:	Vice President	Title:	Vice President
	(Please print)		(Please print)
Date:	April 24, 2009	Date:	April 24, 2009
	(Please print)		(Please print)

BLACKROCK VARIABLE SERIES		BLACKROCK INVESTMENTS, LLC
FUNDS, INC.
By:	/s/ Denis R. Molleur	By:	/s/ Francis Porcelli

Name:	Denis R. Molleur	Name:	Francis Porcelli
	(Please print)		(Please print)
Title:	Assistant Secretary	Title:	Managing Director
	(Please print)		(Please print)
Date:	April 30, 2009	Date:	April 30, 2009
	(Please print)		(Please print)

SCHEDULE A

Company	Separate Account
ING USA Annuity and Life Insurance	· Separate Account B
Company	· Separate Account EQ

ReliaStar Life Insurance Company of New	· ReliaStar Life Insurance Company of
York	New York Variable Life Separate
Account I
· Separate Account NY-B

ReliaStar Life Insurance Company	· ReliaStar Select Variable Account
· Separate Account N of ReliaStar Life
Insurance Company
· Select*Life Variable Account

Security Life of Denver Insurance	· Security Life Separate Account L1
Company	· Security Life Separate Account S-L1

SCHEDULE B
Portfolios and Classes of Blackrock Variable Series Funds, Inc.
All available share classes of:	BlackRock Global Allocation V.I. Fund
CLASS	FUND NAME	CUSIP	TICKER
I	BlackRock Global Allocation V.I. Fund	09253L777	GLALI
II	BlackRock Global Allocation V.I. Fund	09253L769	GLAII
III	BlackRock Global Allocation V.I. Fund	09253L751	GAIII